Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement for Northeast Bancorp on Form S-8 of our reports dated September 17, 2010, which report appears in the June 30, 2010 annual report on Form 10-K of Northeast Bancorp.

SHATSWELL, MacLEOD & COMPANY, P.C.

West Peabody, Massachusetts

December 28, 2010